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                             TRADEMARK LICENSE AGREEMENT


     THIS TRADEMARK LICENSE AGREEMENT ("Agreement"), effective as of August 14, 1997, is made by and between CARALOE, INC. ("Licensor"), a Texas corporation, having its principal place of business at 2001 Walnut Hill Lane, Irving, Texas 75038, and MANNATECH, INC., ("Licensee"), a Texas corporation, having its principal place of business at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019.

                                     WITNESSETH:

     WHEREAS, simultaneously with the execution of this Agreement, Licensor and Licensee are entering into an non-exclusive Supply Agreement of even date herewith (the "Supply Agreement") for the sale by Licensor and purchase by Licensee of bulk aloe vera mucilaginous polysaccharide (hereinafter referred to under the product name of"MANAPOL-Registered Trademark- powder") to be used in products manufactured by Licensee in capsule (the "Manufactured Products");

     WHEREAS, Carrington Laboratories, Inc., a Texas corporation ("Carrington"), claims the ownership of the trademark MANAPOL-Registered Trademark- (the "Mark") and has granted to Licensor a license to use the Mark and to license others to use it on an exclusive and/or a non-exclusive basis;

     WHEREAS, Licensee is desirous of obtaining from Licensor, and Licensor is willing to grant to Licensee, a license to use the product name
MANAPOL-Registered Trademark- (the "Mark") in connection with the advertising and sale of the Manufactured Products subject to the terms, conditions and restrictions set forth herein; and

     WHEREAS, Licensor and Licensee are mutually desirous of insuring the consistent quality of all products sold in connection with the Mark;

     NOW, THEREFORE, in consideration of premises, the mutual covenants, promises and agreement set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant, promise and agree as follows:

                                      Article 1


                                       LICENSE


     1.1 TERMS AND CONDITIONS. Licensor hereby grants to Licensee the non-transferable right and license to use the Mark in connection with the labeling, advertising and sale of Manufactured Products manufactured and sold by Licensee during the term of this Agreement During the term of this Agreement, Licensee shall have (a) the non-exclusive right to use the Mark in connection with Manufactured Products containing MANAPOL-Registered Trademark- powder that are intended for sale to the ultimate consumer in the United States, Canada, and Mexico, and (b) the non-exclusive right to use the Mark in connection with Manufactured Products containing MANAPOL-Registered Trademark- powder that are intended for sale to the ultimate consumer in places other than the United States and Canada, that are specifically and mutually agreed upon from time to time and listed in Exhibit A hereto. The countries in Exhibit A may be removed by Caraloe upon written notice to Mannatech that an exclusive Trademark License Agreement has been executed for that country. In that event, Mannatech shall no longer be allowed to use the Manapol-Registered Trademark- Trademark within the country removed by Caraloe after its existing supplies have been exhausted. Relative to Japan, Mannatech may use the Trademark on a non-exclusive under the same conditions as those listed in Exhibit A except no drink may be sold using Manapol-Registered Trademark- powder or the Trademark.



     1.2 LICENSE COTERMINOUS WITH SUPPLY AGREEMENT. The license granted by this Agreement shall run conterminously with the Supply Agreement, and any actions or events which shall operate to extend or terminate the Supply Agreement shall automatically extend or terminate this Agreement simultaneously.


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     1.3  SUBLICENSES. Licensee shall not have the right to grant sub licenses without the written permission of Licensor with respect to the license granted herein; however, Licensee may engage a third party or parties to make and affix labels for the Manufactured Products in compliance with Articles 2,3, and 4 hereof, and/or to distribute and sell the Manufactured Products in compliance with the terms and conditions of this Agreement Licensee shall be expressly obligated to ensure full compliance with all terms and conditions of this Agreement.

                                      Article 2

                     CERTAIN OBLIGATIONS OF LICENSEE AND LICENSOR

     2.1 REPRESENTATIONS BY LICENSEE. Licensee shall not represent in any manner that it owns any right, title or interest in or to the Mark. Licensee acknowledges that its use of the Mark shall inure to the benefit of Licensor and shall not create in Licensee's favor any right, title or interest in or to the Mark.

     2.2 DISCONTINUATION OF USE OF MARK. Upon the expiration or termination of this Agreement, Licensee will cease and desist from all use of the Mark in any manner and will not adopt or use, without Licensor's prior written consent, any word or mark which is confusingly or deceptively similar to the Mark, except that Licensee may continue to use the Mark under the terms and conditions of this Agreement in connection with any remaining supplies of MANAPOL-Registered Trademark- powder purchased by Licensee from Licensor until such supplies are exhausted.

     2.3 FDA COMPLIANCE OF PRODUCTS. All products on which the Mark is used by Licensee shall be manufactured, packaged, labeled, advertised, marketed and sold in compliance with (i) the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder, as amended from time to time if sold for use within the United States, and (ii) all other applicable laws, rules and regulations if sold for use outside of the United States.

     2.4 INSPECTION. Upon reasonable notice, Licensor reserves the right to inspect Licensee's products bearing the Mark and Licensee's manufacturing facilities at all reasonable times to insure Licensee's compliance with this Agreement.

     2.5 USE OF TRADEMARK. Licensee shall not use the Mark except as specifically set forth herein. Without limiting the generality of the preceding sentence, Licensee shall not use the Mark in connection with the sale or advertising of any products other than the Manufactured Products. Any use of the trademark, "Manapol-Registered Trademark-" pursuant to this agreement is non-exclusive. Whenever the Licensee uses the trademark, "Manapol-Registered Trademark-", it shall also indicate that such name is the registered trademark of Licensor and shall take all reasonable measures to assure that there is no confusion of ownership of the mark or the substance which it identifies, the same being the proprietary property of the Licensee. Likewise, Licensor, if referring to Ambrotose-TM-, shall indicate that the same is the trademark of Mannatech, Incorporated and shall take all reasonable measures to assure that there is no confusion of ownership the mark or the substance which it identifies, the same being the proprietary property of the Licensor.

     2.6 TRADEMARK REGISTRATION. At Licensor's request and expense and, except as otherwise provided herein at Licensor's sole discretion and option, Licensee shall take whatever action is reasonably necessary to assist Carrington or its assigns in registering the Mark with the U.S. Patent and Trademark Office ("USPTO") and/or in perfecting, protecting or enforcing Carrington's and Licensor's rights in and to the Mark Licensee understands that Carrington or its assigns may rely solely on Licensee's use of the Mark to obtain or maintain registration with the USPTO.

                                      Article 3

                                MANUFACTURING AND SALE

     3.1 MANUFACTURING FACILITIES. All manufacturing of the Manufactured Products shall be done in the Licensee's own facilities or qualified contract manufacturing facilities.


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     3.2  COMBINATION WITH OTHER PRODUCTS. Licensee shall not combine
MANAPOL-Registered Trademark- powder with any product or substance in any manner which would violate any laws, rules or regulations of any state, federal or other governmental body. Licensee shall not combine MANAPOL-Registered Trademark- powder with any other substance in a Manufactured Product that is to be advertised or sold for use or consumption by humans or animals if the approval of the U.S. Food and Drug Administration (the "FDA") or the U.S. Department of Agriculture ("USDA") for such use or consumption is required and has not been obtained.

     3.3 COMPLIANCE BY THIRD PARTIES. Licensee shall take all steps reasonably necessary to ensure that its distributors and any other parties to whom it sells any of the Manufactured Products for resale do not relabel, repackage, advertise, sell or attempt to sell MANAPOL-Registered Trademark- powder or any of the Manufactured Products in a manner that would violate this Agreement if done by Licensee.


                                      Article 4


                                LABELS AND ADVERTISING


     4.1 FDA COMPLIANCE OF LABELS AND ADVERTISING. All labels and advertising relating to the Manufactured Products offered in connection with the Mark must strictly comply with all applicable rules and regulations of the FDA if sold for use within the United States, and all other applicable laws, rules and regulations wherever sold. Information regarding the ingredients of MANAPOL-Registered Trademark- powder shall be furnished to Licensee by Licensor from time to time.

     4.2 MANDATORY REQUIREMENTS. Licensee shall cause all labels, packaging, advertising and promotional materials used by it in advertising, marketing and selling any product manufactured by or on behalf of Licensee that contains MANAPOL-Registered Trademark- to contain (i) the Mark, (ii) a statement setting forth the concentration of MANAPOL-Registered Trademark- powder contained in such product, and (iii) the following legend:

     MANAPOL-Registered Trademark- is a registered trademark of Carrington Laboratories, Inc.

     4.3 CLAIMS BY LICENSEE. Licensee hereby agrees not to make, or permit any of its employees, agents or distributors to make, any claims of any properties or results relating to MANAPOL-Registered Trademark- powder or any Manufactured Product which would violate any applicable law.

     4.4 FDA OR USDA APPROVAL OF CLAIMS. If Licensee desires to seek FDA or USDA approval as to any specific claims with respect to MANAPOL-Registered Trademark- powder or any Manufactured Product, Licensee hereby agrees to (i) notify Licensor of the claims and the application prior to filling and (ii) to keep Licensor informed as to the progress of the application, including but not limited to sending Licensor copies of all communications or notices to or from the FDA or USDA, as applicable.

     4.5 RIGHT TO APPROVE LABELS, ETC. If Licensor so requests, Licensee shall not use any label, advertisement or marketing material that contains the Mark unless such label, advertisement or marketing material has first been submitted to and approved by Licensor. Licensor shall not unreasonably withhold its approval of any such label, advertisement or marketing material.


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                                      Article 5

                   NEGATION OF WARRANTIES. DISCLAIMER AND INDEMNITY


     5.1 NEGATION OF WARRANTIES, ETC. Nothing in this Agreement shall be construed or interpreted as:

     (a) a warranty or representation by Licensor that any product made, used, sold or otherwise disposed of under the license granted in this Agreement is or will be free of infringement or the like of the rights of third parties; or

     (b) an obligation by Licensor to bring or prosecute actions or suits against third parties for infringement or the like of the Mark or of any registration that may subsequently be granted for such Mark; or

     (c) granting by implication, estoppel or otherwise any licenses or rights other than those expressly granted hereunder.

     5.2 DISCLAIMER. LICENSOR MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS AND FITNESS FOR A PARTICULAR PURPOSE, AND ASSUMES, NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO THE USE, SALE OR OTHER DISPOSITION BY LICENSEE OR ITS CUSTOMERS, VENDEES OR OTHER TRANSFEREES, WITH RESPECT TO THE MARK OR ANY PRODUCTS MADE OR SOLD BY LICENSEE. THE FOREGOING NOTWITHSTANDING, SELLER DOES REPRESENT THAT THE MANAPOL-Registered Trademark-POWDER DOES MEET THE SPECIFICATIONS OUTLINED ON EXHIBIT A AND THAT IT IS A FOOD SUPPLEMENT UNDER THE FDA RULES AND REGULATIONS.

     5.3 LIABILITY OF LICENSEE FOR PRODUCTS. Licensee shall assume all financial and other obligations for the products made and sold by it under this Agreement and Licensor shall not incur any liability or responsibility to Licensee or to third parties arising out of or connected in any manner with Licensee's products made or sold pursuant to this Agreement In no event shall Licensor be liable for lost profits, special damages, consequential damages or contingent liabilities arising out of or connected in any manner with this Agreement or the products made or sold by Licensee under this Agreement

     5.4 INDEMNITY OF LICENSOR. Licensee Bees to defend, indemnify and hold Licensor, its officers, directors, employees and agents, harmless against all claims, liabilities, demands, damages, expenses or losses arising out of or connected with (a) the wrongful or negligent use by Licensee of the Mark or (b) any use, sale or other disposition of Licensee's products by Licensee or by any other party.

     5.5 NEGATION OF TRADEMARK WARRANTY. Licensee acknowledges that Licensor makes no warranty, express or implied, with respect to its ownership of any rights relating to the Mark.

                                      Article 6


                                 TERM AND TERMINATION


     6.1 TERM. Unless terminated earlier as provided for herein, this Agreement shall remain in full force and effect for a five (5)-year period ending at midnight on August 14, 2001. This Agreement may be extended or renewed as provided in Section 1.2, or otherwise by the written agreement of the parties.

     6.2 BREACH OF AGREEMENT. Except as provided otherwise in Section 6.3, if either party breaches any material provision of this Agreement and fails to cure the breach within thirty (30) days after receipt of written notice from the nonbreaching party specifying the breach, then the nonbreaching party may terminate this Agreement upon written notice to the breaching party, which right of termination shall be in addition to, and not in lieu of all other rights and remedies the nonbreaching party may have against the breaching party under this Agreement, at law or in equity. Failure


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by Licensor to give notice of termination with respect to any such failure shall not be deemed a waiver of its right at a later date to give such notice if such failure continues or again occurs, or if another failure occurs. A breach by either party of a material provision of the Supply Agreement shall be deemed a breach by such party of a material provision of this Agreement.

     6.3 IMMEDIATE TERMINATION. Licensor may immediately terminate this Agreement, upon written notice to Licensee, upon the occurrence of any one or more of the following events: (i) Licensee breaches any provision of Articles 2, 3, or 4: (ii) Licensee fails to purchase and/or to pay for the quantities of MANAPOL-Registered Trademark- powder that it is obligated to purchase and pay for under the Supply Agreement in accordance with the terms thereof, (iii) Licensee voluntarily seeks protection under any federal or state bankruptcy or insolvency laws; (iv) a petition for bankruptcy or the appointment of a receiver is filed against Licensee and is not dismissed within thirty (30) days thereafter, (v) Licensee makes any assignment for the benefit of its creditors; or (vi) Licensee ceases doing business.

     6.4 SURVIVAL OF PROVISIONS. In the event of termination, cancellation or expiration of this Agreement for any reason, Sections 2.2, 5. 1, 5.2, 5.3, 5.4,
5.5 and 7.1 hereof shall survive such termination, cancellation or expiration and remain in fill force and effect.

                                      Article 7

                                    MISCELLANEOUS

     7.1 EQUITABLE RELIEF. A breach or default by Licensee of any of the provisions of Articles 2, 3 and 4 hereof shall cause Licensor to suffer irreparable harm and, in such event, Licensor shall be entitled, as a matter of right, to a restraining order and other injunctive relief from any court of competent jurisdiction, restraining any further violation thereof by Licensee, its officers, agents, servants, employees and those persons tn active concert or participation with them. The right to a restraining order or other injunctive relief shall be supplemental to any other right or remedy Licensor may have, including, without limitation, the recovery of damages for the breach or default of any of the terms of this Agreement.

     7.2 AMENDMENT. This Agreement may be changed, modified, or amended only by an instrument in writing duly executed by each of the parties hereto.

     7.3 ENTIRE AGREEMENT. This Agreement constitutes the fill and complete agreement of the parties hereto and supersedes any and all prior understandings, whether written or oral, with respect to the subject matter hereof.

     7.4 NO WAIVER. The failure of either party to insist upon strict performance of any obligation hereunder by the other party, irrespective of the length of time for which such failure continues, shall not be a waiver of its right to demand strict compliance in the future. No consent or waiver, express or implied, by either party to or of any breach or default in the performance of any obligation hereunder by the other party shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

     7.5 NOTICES. All notices required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made when personally delivered or when duly deposited in the mails, first class mail, postage prepaid, or when transmitted by prep aid telegram, and addressed to the applicable address first above written or to such other address as the addressee shall have theretofore specified in a written notice to the notifying party.

     7.6 ASSIGNMENT. This Agreement or any of the rights or obligations created herein may be assigned, in whole or in part, by Licensor. However, this Agreement is personal to Licensee, and Licensee may not assign this Agreement or any of its rights, duties or obligations under this Agreement to any third party without Licensor's prior written consent, and any attempted assignment by Licensee not in accordance with this Section 7.6 shall be void.

     7.7 RELATIONSHIP OF PARTIES. Nothing contained herein shall be construed to create or constitute any


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employment, agency, partnership or joint venture arrangement by and between the parties, and neither of them has the power or authority, express or implied, to obligate or bind the other in any manner whatsoever.

     7.8 REMEDIES CUMULATIVE. Unless otherwise expressly provided herein, the rights and remedies hereunder are in addition to, and not in limitation of, any other rights and remedies, at law or in equity, and the exercise or one right or remedy will not be deemed a waiver of any other right or remedy.

     7.9 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, PROVIDED, HOWEVER that the foregoing shall not be deemed to expand or otherwise affect the limitations on assignment and delegation set forth in Section 7.6 hereof, and except as otherwise expressly provided in this Agreement, no other person or business entity is intended to or shall have any right or interest under this Agreement.

     7.10 GOVERNING LAW. This Agreement shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Texas, excluding, however, any conflicts of law rules that would require the application of the laws of any other state or country.

     7.11 HEADINGS. The headings used in this Agreement are for convenience of reference only and shall not be used to interpret this Agreement.

     7.12 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which will constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                        CARALOE, INC.



                                        By: /s/ Carlton E. Turner
                                            ------------------------------
                                             Name: Carlton E. Turner
                                                  -----------------------
                                             Title: President/CEO
                                                    ----------------------




                                        MANNATECH, INC.



                                        By: /s/ Charles E. "Skip" Fioretti
                                            --------------------------------
                                             Name:Charles E. "Skip" Fioretti
                                                  --------------------------
                                             Title: Chairman of the Board
                                                    ----------------------


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


                                     EXHIBIT A
               To that certain Trademark License and Supply Agreement
       dated August 14, 1997 by and between Caraloe, Inc. and Mannatech, Inc.





Switzerland

The countries of the European Union as of August 14, 1997

Singapore

Malaysia

Australia

New Zealand

The Philippines

Taiwan

Hong Kong

Japan


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